Exhibit 10.5

SUBORDINATION AGREEMENT OF FOSSIL TRUST FOR

THE BENEFIT OF FIRST INTERSTATE BANK OF TEXAS,

N.A.

WHEREAS, Fossil Partners, L.P. (“Borrower”) is or may become indebted to Fossil Trust, a Delaware business trust (“Junior Creditor”)

WHEREAS, Borrower desires to enter into an Amended and Restated Loan Agreement (the “Loan Agreement”) with First Interstate Bank of Texas, N.A. (“Bank”); and

WHEREAS, upon Bank’s acceptance of this Subordination Agreement, Borrower will be indebted to Junior Creditor only in the amounts and on the evidences of indebtedness described on Exhibit A attached hereto;

NOW, THEREFORE, to induce Bank, in its discretion, to extend credit to Borrower at any time, in such manner, upon such terms and for such amounts as may be mutually agreeable to Bank and Borrower, Junior Creditor hereby agrees to subordinate and does hereby subordinate payment by Borrower of all or any part of the indebtedness described on Exhibit A attached hereto together with any and all other indebtedness of Borrower to Junior Creditor now or hereafter incurred, created or evidenced, howsoever such indebtedness may be hereafter extended, renewed or evidenced (all such indebtedness hereinafter referred to as the “Subordinated Indebtedness”), together with all collateral, mortgage(s) and security if any, for the payment of the Subordinated Indebtedness, to the payment in full, in cash to Bank, its successors and assigns, of any and all indebtedness, direct or contingent for which Borrower may now or hereafter be obligated to Bank, including, without limitation, interest at the rate(s) provided for in the Loan Agreement which, but for the commencement of any bankruptcy, insolvency or receivership proceeding relating to Borrower, would have accrued and been payable with respect to such indebtedness, (“Senior Obligations”) and any collateral, mortgage(s) and security granted to Bank therefor, and in furtherance thereof does hereby agree not to ask for, demand, sue for, take or receive all or any part of the Subordinated Indebtedness or enforce Junior Creditor’s rights to any security therefor, nor ask for, demand, take or receive any security therefor, unless and until Senior Obligations have been paid in full in cash and Bank’s financing arrangements with Borrower terminated. Junior Creditor also hereby agrees that Bank shall be subrogated for Junior Creditor with respect to Junior Creditor’s claims against Borrower and Junior Creditor’s rights, liens and security interests, if any, in any of Borrower’s assets and the proceeds thereof until the Senior Obligations have been paid in full, in cash and Bank’s financing arrangements with Borrower terminated.

Junior Creditor further agrees that, upon any distribution of the assets or readjustment of the indebtedness of Borrower, whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Indebtedness, or the application of the assets of Borrower to the payment or liquidation thereof, Bank shall be entitled to receive payment in full in cash of the Senior Obligations prior the payment of all or any part of the Subordinated Indebtedness, and in order to enable Bank to enforce its rights hereunder in any such action or proceeding, Bank is hereby irrevocalby authorized and empowered in its sole discretion make and present for and on behalf of Junior Creditor such proofs of claim against Borrower on account of the Subordinated Indebtedness in the name of Junior Creditor or Bank may deem expedient or proper and to vote such proofs of claim in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid and issued and to apply the same on account of any of the Senior Obligations.

Junior Creditor represents and warrants to Bank that Exhibit A attached hereto identifies all of Borrower’s existing indebtedness and obligations to Junior Creditor.

Junior Creditor further agrees to execute and deliver to Bank such assignments, endorsements, or other instruments as my be required by Bank in order to enable Bank to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all or any of the Subordinated Indebtedness.

If any money or other property is received by Junior Creditor for application on the Subordinated Indebtedness before the Senior Obligations are paid in full, in cash, Junior Creditor will hold such money and other property in trust for Bank and promptly after receipt, deliver such money and other property to Bank.

Junior Creditor hereby also agrees not to assign or transfer at any time while this Subordination Agreement remains in effect any rights, claim or interest of any kind in or to any of the Subordinated Indebtedness, either principal or interest, without (1) first notifying Bank and (2) making such assignment expressly subject to this Subordination Agreement in form and substance satisfactory to Bank. Junior Creditor will, upon request from Bank, deliver any note or other evidence of the Subordinated Indebtedness to Bank, and Bank may (or Junior Creditor, upon request from Bank, will) add a legend to such note or other evidence of the Subordinated Indebtedness stating that payment thereof is the subject of the provisions of this Subordination Agreement.

This is a continuing agreement of subordination and Bank may continue, without notice to Junior Creditor, to extend credit or other accommodation or benefit and lend moneys to or for the account of Borrower on the faith hereof. It is further understood and agreed that Bank may at any time, in its sole discretion, renew or extend the time of payment of all or any existing or future indebtedness or obligations of Borrower to Bank or waive or release any collateral which may be held therefor at any time and in reference thereto to make and enter into any such agreement or agreements as Bank may deem proper or desirable without notice to or further assent from Junior Creditor and without in any manner impairing or affecting this Subordination Agreement or any of Bank’s rights hereunder.

Junior Creditor hereby expressly waives notice of acceptance by Bank of the subordination and other provisions of this Subordination Agreement and all other notices whatsoever, including, without limitation, notice of the creation of any indebtedness or liability of Borrower to Bank, notice of the giving or extension of credit by Bank to Borrower, notice of protest and default, and all other notices to which Junior Creditor might otherwise be entitled. Junior Creditor consents and agrees that Bank shall be under no obligation to marshal any assets in favor of Junior Creditor or against or in payment of any or all of the Senior Obligations. Junior Creditor hereby assents to any extension or postponement of the time of payment of the Senior Obligations or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Senior Obligations and/or to the addition or release of any other party or person primarily or secondarily liable therefor.

Junior Creditor expressly waives reliance by Bank upon the subordination and other agreements as herein provided and presentment, demand and protest. Junior Creditor agrees that Bank has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Loan Agreement or any other document or instrument evidencing or relating to the Senior Obligations, or the collectibility of the Senior Obligations, that Bank shall be entitled to manage and supervise its loans to Borrower in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Junior Creditor may now or hereafter have in or to any of the assets of Borrower, and that Bank shall have no liability to Junior Creditor for, and waives any claim which Junior Creditor may now or hereafter have against Bank arising out of, (1) any and all actions which Bank, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in the “Collateral” (as defined in the Loan Agreement), actions with respect to the occurrence of an “Event of Default” (as defined in the Loan Agreement), actions with respect to the foreclosure upon, sale, release of, depreciation of or failure to realize upon any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party) with respect to the Loan Agreement or any other agreement related thereto or to the collection of the Senior Obligations or the valuation, use, protection or release of the Collateral, (2) Bank’s election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. §101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or (3) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.

Junior Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, any and all endorsers and any and all guarantors of Borrower’s indebtedness to Bank and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Indebtedness that diligent inquiry would reveal, and Junior Creditor hereby agrees that Bank shall have no duty to advise Junior Creditor information known to Bank regarding such condition or any such circumstances.

This Subordination Agreement is binding on Junior Creditor, its successors and assigns, and shall inure to the benefit of Bank, its successors and assigns. Whenever reference is made in this Subordination Agreement to Borrower, such term shall include any successor or assign of Borrower, including, without limitation, a receiver, trustee or deptor-in-possession.

The foregoing notwithstanding, until such time as Bank gives Junior Creditor notice that Borrower is in default of any of its obligations to Bank, Junior Creditor may accept and retain payments identified on Exhibit A attached hereto as “Permitted Payments”.

Any notice or notification required, permitted or contemplated hereunder shall be in writing, shall be addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been validly served, given or delivered (i) three (3) days following deposit in the United States mails, with proper first class postage prepaid, certified mail, return receipt requested (ii) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (iii) upon receipt of notice given by telecopy, mail-gram, telegram, telex, or personal delivery:

To Bank:	First Interstate Bank of Texas, N.A
1445 Ross Avenue Suite 300
Dallas, Texas 75202 Attn: Jeffrey S. A. Cook

To Junior Creditor:	Fossil Trust
1100 N. Market Street
Rodney Square North
Wilmington, Delaware 19890

With a copy to:	Fossil Trust c/o Fossil, Inc.
2280 N. Greenville Avenue
Richardson, Texas 75082-4412
Attention: Randy S. Kercho

THIS SUBORDINATION AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LOCAL LAW OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THIS SUBORDINATION AGREEMENT TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION, AND ALL OTHER LAWS OF MANDATORY APPLICATION.

BANK AND JUNIOR CREDITOR EACH HEREBY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT TO ARISING OUT OF THIS AGREEMENT AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN BANK AND JUNIOR CREDITOR.

This Subordination Agreement sets forth the complete undertaking and agreements of Bank and Junior Creditor with the subject matter hereof, and there are no other agreements or understandings binding upon them, including, without limitation, any conflicting provisions of any agreement of note referred to on Exhibit A attached hereto.

The parties agree to be bound by the terms and provisions of the Arbitration Program (dated 9/1/92) which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

IN WITNESS WHEREOF, this Subordination Agreement has been duly executed by Junior Creditor as of August 31, 1994,

FOSSIL TRUST,

a Delaware business trust

By:	/s/ Alan D. Moore
Alan D. Moore, Trustee

ACKNOWLEDGEMENT BY BORROWER

Borrower hereby acknowledges receipt of a copy of the Subordination Agreement, confirms the accuracy of the information set forth in Exhibit A attached hereto and that Exhibit A identifies all of Borrower’s existing indebtedness and obligations to Junior Creditor, and agrees that it will not pay any indebtedness subordinated by the foregoing Subordination Agreement (except as otherwise permitted thereby) until all indebtedness of Borrower to Bank now existing and hereafter arising shall have been paid in full and Bank’s financing arrangements with Borrower are terminated. In the event of any breach of the provisions of foregoing Subordination Agreement, Borrower agrees that, in addition to any other rights and remedies Bank may have, all of Borrower’s obligations and liabilities to Bank shall, without notice or demand, become immediately due and payable, unless Bank shall otherwise elect.

FOSSIL PARTNERS, L.P

By: Fossil, Inc., its general partner

By:	/s/ Randy S. Kercho
Name: Randy S. Kercho
Title: VP and Chief Financial Officer

EXHIBIT A

TO SUBORDINATION AGREEMENT

I. Indebtedness Owed to Junior Creditor

II. Permitted Payments

So long as, after giving effect to such payment, Borrower remains in compliance with all the covenants of the Loan Agreement and no Event of Default (as defined in the Loan Agreement) then exists, Junior Creditor may accept and retain principal and interest payments of the note evidencing the Subordinated Indebtedness. The Junior Creditor hereby acknowledges that it has been provided a copy of and has Loan Agreement.

LEGEND TO NOTE

THIS NOTE, AND PAYMENT AND ENFORCEMENT HEREOF, IS SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AUGUST 31, 1994, BETWEEN FOSSIL TRUST AND FIRST INTERSTATE BANK OF TEXAS, N. A. AND ACKNOWLEDGED BY FOSSIL PARTNERS, L.P., AS SUCH SUBORDINATION AGREEMENT MAY BE AMENDED FROM TIME TO TIME.